                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                CTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                CTS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[CTS CORPORATION LOGO]

                          [CTS CORPORATION LETTERHEAD]

                                 March 9, 2001

Dear CTS Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of CTS Corporation. The meeting will be held on Wednesday, April 18, 2001, at 1:00 p.m. Eastern Standard Time at CTS' corporate office, 905 West Boulevard North, Elkhart, Indiana 46514. Please note that this represents a change of day and time from prior years' Annual Meetings.

     The official notice of meeting, proxy statement and form of proxy are enclosed. These materials were first made available to shareholders on March 9, 2001. We hope you will attend the meeting in person. Whether you plan to attend the meeting or not, we encourage you to read this proxy statement and vote your shares. The vote of every shareholder is important.

     We look forward to seeing you at the meeting.

                                       /s/ JOSEPH P. WALKER
                                       Joseph P. Walker
                                       Chairman of the Board
                                       and Chief Executive Officer

                             [CTS CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 18, 2001

To CTS Shareholders:

     The Annual Meeting of Shareholders of CTS Corporation will be held at 1:00 p.m. Eastern Standard Time, Wednesday, April 18, 2001, at the CTS Corporate Office, 905 West Boulevard North, Elkhart, Indiana 46514.

     Only shareholders of record at the close of business on March 1, 2001 may vote at this meeting or any adjournments that may take place. At the meeting, we will:

     1. Elect a Board of Directors;

     2. Approve the CTS Corporation 2001 Stock Option Plan; and

     3. Attend to other business properly presented at the meeting.

     Your Board of Directors recommends that you vote in favor of the two proposals described in this proxy statement.

                                         By Order of the Board of Directors,

                                         /s/ JEANNINE M. DAVIS LOGO
                                         Jeannine M. Davis
                                         Secretary
March 9, 2001

                            YOUR VOTE IS IMPORTANT.
            PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             [CTS CORPORATION LOGO]

                                PROXY STATEMENT
                          ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 18, 2001

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of CTS Corporation of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 18, 2001. Following is important information in a question-and-answer format regarding the Annual Meeting and this proxy statement.

Q:  WHAT MAY I VOTE ON?

A:  (1) The election of nominees to serve on our Board of Directors; and

    (2) Approval of the CTS Corporation 2001 Stock Option Plan.

Q:  HOW DOES THE BOARD RECOMMEND I VOTE?

A: The Board recommends a vote FOR each of the nominees and FOR approval of the CTS Corporation 2001 Stock Option Plan.

Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Although we do not know of any business to be considered at the 2001 Annual Meeting other than as described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Joseph P. Walker, CTS' Chairman and Chief Executive Officer, and Jeannine M. Davis, CTS' Executive Vice President Administration and Secretary, to vote on those matters at their discretion.

Q:  HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH ITEM?

A: Assuming that at least a majority of shares are present at the Annual Meeting, the ten director-nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted, except that your proxy will be voted for the ten nominees unless it contains contrary instructions. Abstentions, broker non-votes and instructions on your proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes.

    Assuming that at least a majority of shares are present at the Annual Meeting, the CTS Corporation 2001 Stock Option Plan will be approved if a majority of the shares present vote to approve it. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be voted for or against this proposal and will not be counted as entitled to vote.

Q:  WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on March 1, 2001 (the Record Date) are entitled to vote at the Annual Meeting. As of the Record Date, 27,783,485 shares of CTS common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share of common stock held on the Record Date.

Q:  HOW DO I VOTE?

A: Sign and date each proxy you receive and return it in the prepaid envelope. If you return your signed proxy but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals. You have the right to revoke your proxy any time before the meeting by:

     (1) notifying CTS' Secretary;

     (2) returning a later-dated proxy card; or

     (3) voting in person at the meeting.

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means you hold shares registered in more than one account. Sign and return all proxies you receive to ensure that all your shares are voted.

Q:  WHO SOLICITS PROXIES AND HOW MUCH WILL THIS PROXY SOLICITATION COST?

A: Georgeson & Co., Inc. was hired to assist in distribution of proxy materials and solicitation of votes for $5,500, plus reasonable expenses. We also reimburse banks, brokers and other custodians, fiduciaries and nominees for their costs of sending proxy and solicitation materials to our shareholders. In addition, proxies may be solicited by executive officers of the corporation, for which no additional compensation is paid.

Q: ARE DIRECTOR NOMINATIONS ACCEPTED FROM SHAREHOLDERS? IF SO, WHAT STEPS NEED TO BE FOLLOWED?

A: Director candidates may be nominated by shareholders by sending a notice to CTS which must be received at least 90 days before and not more than 135 days before the anniversary date of the preceding Annual Meeting of Shareholders. The notice of nomination is required to contain certain representations and information about the nominee, which are described in CTS' bylaws. Copies of the bylaws may be obtained free of charge from the CTS Secretary.

Q:  WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING DUE?

A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to the Secretary of CTS at the CTS corporate office by November 12, 2001. In addition, CTS' advance notice bylaw provisions require that to be presented from the floor of the 2002 Annual Meeting, any shareholder proposal, including the nomination of a candidate for director, must be submitted in writing to the CTS corporate office no earlier than December 3, 2001 and no later than January 18, 2002. Certain information is required to be included with shareholder proposals. This information is described in CTS' bylaws. Copies of the bylaws may be obtained free of charge from the CTS Secretary.

                           PROPOSALS YOU MAY VOTE ON

1. ELECTION OF DIRECTORS
   There are ten nominees for election. Detailed information on each is provided on pages 5 and 6. All directors are elected annually and serve a one year term.

2. THE CTS CORPORATION 2001 STOCK OPTION PLAN
   The purpose of the CTS Corporation 2001 Stock Option Plan is to motivate managers, key employees, directors and others to improve the long-term performance of CTS and to tie significant compensation to enhanced shareholder value. Detailed information about this plan is provided on pages 7 and 8.

            YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THESE PROPOSALS

                         ITEM 1. ELECTION OF DIRECTORS

     The CTS Articles of Incorporation provide that the number of directors will be between three and fifteen, as fixed from time to time by the Board of Directors. The CTS Board of Directors has established the number of authorized directors at ten. All directors are elected to one year terms or until their successors are elected and qualified.

                      NOMINEES FOR THE BOARD OF DIRECTORS

     Each of the nominees named below is currently a director of CTS. The ages shown are as of the scheduled date for the 2001 Annual Meeting of Shareholders. Each of the nominees has agreed to serve as a director if elected by the shareholders. If one or more of the nominees shall unexpectedly become unavailable for election, the votes will be cast, pursuant to authority granted by the proxy, for such person or persons as may be designated by the present Board of Directors, or the authorized number of directors may be reduced accordingly.

WALTER S. CATLOW                                             Director since 1999
Age 56

Mr. Catlow is the retired President of Ameritech Cellular Services, a wireless communications service provider. During the past five years, Mr. Catlow has served as President, Ameritech Cellular Services; as President, Ameritech International; and as Senior Vice President, Ameritech. Mr. Catlow is a member of the Compensation and Nominating and Governance Committees of the Board.

LAWRENCE J. CIANCIA                                          Director since 1990
Age 58

     Mr. Ciancia is a partner in Corporate Development International, a corporate search firm specializing in mergers, acquisitions and divestitures. During the past five years, he also served as Vice President, Growth & Development, of Uponor U.S., a supplier of PVC pipe products, speciality chemicals and PVC compounds, and President and Chief Operating Officer of Uponor ETI Company, formerly Concorde Industries, Inc. Mr. Ciancia is a member of the Audit, Finance and Succession Planning Committees and Chairman of the Compensation Committee of the Board.

THOMAS G. CODY                                               Director since 1998
Age 59

Mr. Cody is Executive Vice President, Legal and Human Resources, of Federated Department Stores, Inc. Mr. Cody is a member of the Compensation Committee and Chairman of the Succession Planning and Nominating and Governance Committees of the Board.

JEANNINE M. DAVIS                                            Director since 2000
Age 52

Ms. Davis is Executive Vice President Administration and Secretary of CTS. Previously, Ms. Davis served as General Counsel of CTS.

GERALD H. FRIELING, JR.                                      Director since 1982
Age 70

Mr. Frieling is President of Frieling and Associates, a consulting firm. Previously he served as Chairman of the Board and Vice Chairman of the Board of Tokheim Corporation, a manufacturer of petroleum dispensing equipment, systems and control devices. Mr. Frieling is a member of the Compensation, Finance, Succession Planning and Nominating and Governance Committees and Chairman of the Audit Committee of the Board.

ROGER R. HEMMINGHAUS                                         Director since 2000
Age 64

Mr. Hemminghaus is Chairman Emeritus of Ultramar Diamond Shamrock Corporation. Previously, Mr. Hemminghaus served as Chairman and Chief Executive Officer of Ultramar Diamond Shamrock Corporation, as Chairman and Chief Executive Officer of Diamond Shamrock, Inc. and as Chairman of the Federal Reserve Bank of Dallas. Mr. Hemminghaus is a member of the Audit, Finance and Succession Planning Committees of the Board. Mr. Hemminghaus is also a director of Billserv, Inc., Luby's, Inc., Tandy Brands Accessories, Inc. and Xcel Energy.

MICHAEL A. HENNING                                           Director since 2000
Age 60

Mr. Henning is the retired Deputy Chairman of Ernst & Young LLP. During the past five years, he also served as vice chairman-tax services and co-chairman of Ernst & Young LLP. Mr. Henning is a member of the Audit Committee and Chairman of the Finance Committee of the Board of Directors.

ROBERT A. PROFUSEK                                           Director since 1998
Age 51

Mr. Profusek is Executive Vice President of Omnicom Group Inc., a global marketing communications company. Previously, Mr. Profusek was a Partner and Head of the Transactions Practice Group of Jones, Day, Reavis & Pogue, a global law firm. He is a member of the Audit and Nominating and Governance Committees of the Board. Mr. Profusek is also a director of Law.com and Shamrock Logistics Inc.

JOSEPH P. WALKER                                             Director since 1987
Age 62

Mr. Walker is Chairman of the Board and Chief Executive Officer of CTS. Previously, Mr. Walker was also President of CTS.

RANDALL J. WEISENBURGER                                      Director since 1999
Age 42

Mr. Weisenburger is Executive Vice President and Chief Financial Officer of Omnicom Group Inc., a global marketing communications company. Previously, Mr. Weisenburger was President and Chief Executive Officer of Wasserstein Perella Management Partners, Inc. Mr. Weisenburger is a member of the Audit and Finance Committees of the Board.

        YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THESE DIRECTOR-NOMINEES

          ITEM 2.  APPROVAL OF CTS CORPORATION 2001 STOCK OPTION PLAN

     On December 15, 2000, the CTS Board of Directors adopted the CTS Corporation 2001 Stock Option Plan (the "2001 Plan"), a copy of which is included in this proxy statement as Appendix A, subject to shareholder approval. The CTS Board of Directors recommends that the shareholders approve the 2001 Plan at the 2001 Annual Meeting.

     The 2001 Plan is an important component of CTS' compensation strategies and program. It is designed to help CTS attract and retain exceptional individuals as employees, directors and consultants and to further CTS' growth and profitability by aligning the interests of such individuals with those of CTS' shareholders.

     A summary of the material features of the 2001 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2001 Plan included in this proxy statement.

     Administration. The 2001 Plan will be administered by the Compensation Committee of the CTS Board of Directors which will, subject to the terms of the 2001 Plan, determine the recipients and the terms and conditions of options granted under the 2001 Plan.

     Participants. Recipients of stock options under the 2001 Plan may include employees (including officers), non-employee directors and consultants, as selected by the Compensation Committee. One option for 50,000 shares has been granted under the 2001 Plan, subject to approval of the 2001 Plan by the shareholders of CTS at the 2001 Annual Meeting of Shareholders, to the corporation's newly hired President and Chief Operating Officer, Donald K. Schwanz. Only employees may be granted Incentive Stock Options ("ISOs"). Nonqualified stock options ("NQOs") may be granted to employees, non-employee directors or consultants. Because grants under the 2001 Plan will be made at the discretion of the Compensation Committee, the number of shares which may be subject to options granted in the future to any individual or group is not currently determinable. See, however, page 18 of this proxy statement for a summary of option grants in 2000 to the Named Executive Officers under a prior stock option plan.

     Shares Available. 2,000,000 shares of CTS common stock will be reserved for issuance under the 2001 Plan. In conjunction with approving the 2001 Plan, the Compensation Committee removed nearly 1.3 million shares from reserve under the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan, thereby reducing the number of new shares to be reserved for issuance under all CTS stock plans. In addition to the statutory annual limit on ISOs, no individual may be granted options during any calendar year for more than 250,000 shares.

     Option Terms and Conditions. Options granted under the Plan may be ISOs or NQOs. The exercise price may not be less than the fair market value of CTS common stock on the date of grant. The fair market value on March 1, 2001 was $35.50. Options will generally vest over four years and be exercisable for a period of ten years but may vest over different periods and be subject to accelerated vesting under certain circumstances. Options may be exercised with cash or shares of CTS common stock which have been owned for at least six months. Options are not transferable by the option holder other than by will or the laws of descent and distribution. Outstanding options and the shares remaining reserved under the 2001 Plan will be adjusted to reflect stock splits, stock dividends and other changes in the capital structure of CTS.

     Amendment. The Compensation Committee may amend or terminate the 2001 Plan at any time except that the number of shares reserved may not be increased; the option price may not be reduced below the fair market value of CTS common shares on the grant date; options may not be repriced; and no amendment or termination may adversely affect the rights of option holders under then outstanding options.

     Federal Income Tax Consequences. The following summary generally describes the federal income tax consequences to CTS and recipients of stock options granted under the 2001 Plan and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences which could apply.

     The issuance and exercise of ISOs have no federal income tax consequences to CTS. While the issuance and exercise of ISOs generally have no ordinary income tax consequences to the holder, upon exercise of an ISO, the holder will treat the excess of the fair market value on the date of exercise over the exercise price as a tax preference item for alternative minimum tax purposes. If, following exercise (which may be no earlier than one year after grant), ISO shares are held for at least one year, the disposition of such shares will ordinarily result in capital gains or losses to the holder for federal income tax purposes, equal to the difference between the amount realized on disposition of the shares and the ISO exercise price. CTS will not be entitled to any deduction under such circumstances. If, however, the ISO holding period requirements described above are not met, the holder will recognize ordinary income for federal tax purposes upon disposition of the shares, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received on disposition of the shares) over the ISO exercise price. CTS will be entitled to a tax deduction for the taxable year in which the disposition occurs, equal to the amount of ordinary income recognized by the holder.

     The issuance of NQOs has no federal income tax consequences to CTS or the holder. Upon the exercise of an NQO, the holder will recognize income for federal income tax purposes equal to the amount by which the fair market value of the shares on the exercise date exceeds the NQO exercise price. CTS will generally be allowed a federal income tax deduction equal to the amount of ordinary income recognized by the holder.

    YOUR BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 STOCK OPTION PLAN.

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During 2000, the Board of Directors held six meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members in 2000, except that Mr. Weisenburger attended 67% of the meetings of the Board of Directors and the committees of which he was a member in 2000.

                            COMMITTEES OF THE BOARD

COMPENSATION COMMITTEE

    Members: Directors Catlow, Ciancia, Cody and Frieling
     Number of Meetings in 2000: Six
     Functions:

      --  Establishes executive compensation

      -- Administers the CTS Corporation Management Incentive Bonus Plan, the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan and the CTS Stock Option Plans

FINANCE COMMITTEE

    Members: Directors Ciancia, Frieling, Hemminghaus, Henning and Weisenburger
     Number of Meetings in 2000: None
     Functions:

      -- Reviews and approves capital project appropriation requests between $1 million and $5 million

      -- Reviews and recommends Board action on capital project appropriation requests exceeding $5 million

      -- Reviews and recommends Board action concerning financing arrangements, tax strategies, dividend policies and similar matters

NOMINATING AND GOVERNANCE COMMITTEE

    Members: Directors Catlow, Cody, Frieling and Profusek
     Number of Meetings in 2000: Five
     Functions:

      --  Recommends candidates for membership on the Board

      --  Considers matters of corporate governance

SUCCESSION PLANNING COMMITTEE

    Members: Directors Ciancia, Cody, Frieling and Hemminghaus
     Number of Meetings in 2000: Four
     Functions:

      -- Works with the Chief Executive Officer on executive management succession

AUDIT COMMITTEE

    Members: Directors Ciancia, Frieling, Hemminghaus, Henning, Profusek and Weisenburger
     Number of Meetings in 2000: Six
     Functions:

      -- Recommends appointment of independent auditor and oversees its activities

      --  Reviews audit reports and related financial matters

                         REPORT OF THE AUDIT COMMITTEE

     The CTS Board of Directors adopted a written Audit Committee Charter, a copy of which is included as Appendix B to this proxy statement. All members of the CTS Audit Committee are independent as defined by the New York Stock Exchange.

     The CTS Audit Committee has reviewed and discussed with CTS management and PricewaterhouseCoopers LLP ("PwC"), the Company's independent auditor, the audited financial statements of the Company for 2000; has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61; has received from the independent auditor the written disclosures and letter required by Independence Standards Board Standard No. 1; and has discussed with the independent auditor the auditor's independence, including whether PwC's provision of non-audit services to CTS was compatible with maintaining PwC's independence. Based on the review and discussions described above, the Audit Committee recommended to CTS' Board of Directors that the financial statements be included in CTS' Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The fees paid to PwC for services rendered in connection with (1) the 2000 annual audit and quarterly reviews of CTS' financial statements and (2) all non-audit services provided in 2000 were as follows. No financial information systems design and implementation services were provided by PwC.

           AUDIT FEES                ALL OTHER FEES
           ----------                --------------
$665,000                                $909,000

     PwC representatives will attend the Annual Meeting, to be available to respond to appropriate questions by shareholders and to have the opportunity to make statements, if they desire.

                        CTS CORPORATION AUDIT COMMITTEE

Gerald H. Frieling, Jr., Chairman                 Michael A. Henning, Member
Lawrence J. Ciancia, Member                       Robert A. Profusek, Member
Roger R. Hemminghaus, Member                      Randall J. Weisenburger, Member

                             DIRECTOR COMPENSATION

     Employee directors receive no additional compensation for serving on the Board of Directors or Board Committees.

     Non-employee directors receive the following fees for their service on the
Board:

 --  Annual Board Retainer..................................    $17,500
 --  Annual Retainer for each Committee.....................    $ 2,500
 --  Meeting Fee for each Board or Committee Meeting
     attended in person.....................................    $ 1,500
 --  Meeting Fee for each Board or Committee Meeting
     attended by telephone..................................    $   750
 --  Meeting Fee for subsequent meetings attended on the
     same day...............................................    $   750

     In 1990, CTS adopted the CTS Corporation Stock Retirement Plan for Non-employee Directors. Under that plan, a deferred stock account is established for each non-employee director. On January 1st of each year, 800 common stock units are credited to each non-employee director's account in the plan. Each account is also credited with common stock units when credits equivalent to cash dividends on the shares in an account aggregate an amount equal to the value of a share of common stock on a dividend payment date. Deferred common stock units are distributable as of January 1st of the year after the director leaves the Board of Directors. CTS expended $232,384 in 2000 for the common stock units credited to the deferred stock accounts of non-employee directors.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires CTS' directors, executive officers and certain persons who own more than 10% of CTS' common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of CTS common stock. Executive officers, directors and greater than 10% shareholders are required to furnish CTS with copies of all Section 16(a) reports they file.

     Based solely on written representations from reporting persons and on our review of Section 16(a) reports provided by those individuals, CTS believes that all required Section 16(a) filings were timely made in 2000, except that one Form 4 filing for George T. Newhart, reflecting the exercise of an employee stock option, was filed about two weeks late.

              DIRECTORS' AND OFFICERS' INDEMNIFICATION AGREEMENTS

     CTS has entered into Indemnification Agreements with each of its executive officers and directors, which provide that CTS will indemnify each of them to the fullest extent allowed by CTS' bylaws and the Indiana Business Corporation Law, in the event that he or she was or is made a party or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is an executive officer or director of CTS. The indemnification agreements provide indemnification for acts occurring prior to the execution of the agreements.

                            STOCK PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

     The following graph compares the cumulative total shareholder return on CTS common stock with Standard & Poor's 500 Stock Index and the Technology 500 Stock Index for the years 1996 through 2000. The graph assumes that $100 was invested on December 31, 1995 in each of CTS common stock, the S&P 500 Stock Index and the Technology 500 Stock Index.

                      VALUE OF $100 INVESTED DECEMBER 1995
                COMPARATIVE OF FIVE-YEAR TOTAL CUMULATIVE RETURN

                           [STOCK PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------------
                                                    1995    1996    1997    1998     1999     2000
------------------------------------------------------------------------------------------------------
 CTS Corp.                                          $100    $115    $260    $357    $1,242    $602
 S&P 500                                            $100    $123    $164    $211    $  255    $232
 Technology-500                                     $100    $142    $179    $309    $  542    $325
------------------------------------------------------------------------------------------------------

                          STOCK OWNERSHIP INFORMATION

     As of March 1, 2001, no person, entity or group was known by CTS to beneficially own 5% or more of CTS' Common Stock.

                     DIRECTORS' & OFFICERS' STOCK OWNERSHIP

     The following table shows how much CTS common stock each Named Executive Officer and director-nominee owned as of March 1, 2001. Please note that, as reported in this table, beneficial ownership includes those shares a director or officer has the power to vote or transfer, as well as shares owned by immediate family members that reside in the same household with the director or officer. The shares shown as beneficially owned by directors Catlow, Ciancia, Cody and Frieling, who are members of the Compensation Committee, do not include 1,194,900 shares held by the Northern Trust Company as Trustee of the CTS Corporation Employee Benefit Plans Master Trust. The Compensation Committee has voting and investment authority over those shares.

--------------------------------------------------------------------------------------------------------------------------
                                                                  SHARES
                                                                 HELD IN
                                                  OPTIONS         401(K)       DIRECTORS'
                               SHARES           EXERCISABLE     PLAN AS OF      DEFERRED                      % OF
                            BENEFICIALLY          WITHIN       DECEMBER 31,      COMMON                      SHARES
         NAME                   OWNED             60 DAYS          2000        STOCK UNITS      TOTAL      OUTSTANDING
--------------------------------------------------------------------------------------------------------------------------
 Walter S. Catlow                 2,000                  0             0          1,601           3,601          *
--------------------------------------------------------------------------------------------------------------------------
 Lawrence J. Ciancia              3,000                  0             0         13,461          16,461          *
--------------------------------------------------------------------------------------------------------------------------
 Thomas G. Cody                   1,000                  0             0          2,204           3,204          *
--------------------------------------------------------------------------------------------------------------------------
 Jeannine M. Davis              110,468(1)         242,564         2,053              0         355,085        1.3
--------------------------------------------------------------------------------------------------------------------------
 Patrick J. Dennis                                                   313              0             313          *
--------------------------------------------------------------------------------------------------------------------------
 Gerald H. Frieling,
 Jr.                              6,000                  0             0         16,013          22,013          *
--------------------------------------------------------------------------------------------------------------------------
 Roger R. Hemminghaus             2,000                  0             0            800           2,800          *
--------------------------------------------------------------------------------------------------------------------------
 Michael A. Henning               1,000                  0             0            800           1,800          *
--------------------------------------------------------------------------------------------------------------------------
 Robert A. Profusek               4,400(2)               0             0          2,204           6,604          *
--------------------------------------------------------------------------------------------------------------------------
 Donald R. Schroeder             64,543              3,200        38,960              0         106,703          *
--------------------------------------------------------------------------------------------------------------------------
 Philip G. Semprevio             25,200              5,000             0              0          30,200          *
--------------------------------------------------------------------------------------------------------------------------
 Joseph P. Walker               142,518(3)         990,883        24,653              0       1,158,054        4.2
--------------------------------------------------------------------------------------------------------------------------
 Randall J.
 Weisenburger                         0                  0             0          1,602           1,602          *
--------------------------------------------------------------------------------------------------------------------------
 All Directors and
 Officers as a Group            517,674          1,248,947        76,856         38,685       1,882,162        6.8
--------------------------------------------------------------------------------------------------------------------------

*Less than 1%.

(1) Includes 9,312 shares in the J & C Davis Family Foundation, Inc., a charitable foundation of which Ms. Davis is president and a director. Ms. Davis disclaims any beneficial interest with respect to these shares.

(2) Includes 1,600 shares held by Mr. Profusek's son and 1,800 shares held by Mr. Profusek's daughter. Mr. Profusek disclaims any beneficial interest with respect to these shares.

(3) Includes 4,500 shares held by Mr. Walker's spouse. Mr. Walker disclaims any beneficial interest with respect to these shares.

          EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE

     THE COMMITTEE'S RESPONSIBILITIES: The Compensation Committee of the Board has responsibility for setting and administering CTS' executive compensation policies. The Committee is composed entirely of non-employee, outside directors. Reports of the Committee's actions and decisions are presented to the full Board. The purpose of this report is to summarize the principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding executive compensation.

     COMPENSATION PHILOSOPHY: The Committee has implemented executive compensation programs which:

     - Encourage strong financial and operational performance of CTS;

     - Link compensation to the interests of shareholders;

     - Emphasize performance-based compensation;

     - Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

     COMPENSATION METHODOLOGY: The Committee believes that CTS' executive compensation programs reflect this philosophy and provide executives with strong incentives to maximize CTS' performance and enhance shareholder value. The executive compensation programs consist of both annual and long-term components and include performance-based and equity-based components. Each year the Committee reviews market data and assesses CTS' competitive position in the area of executive compensation. CTS also retains independent compensation and benefits consultants to assist in evaluating executive compensation programs. The use of independent consultants provides additional assurance that CTS' programs are reasonable and appropriate.

     COMPONENTS OF COMPENSATION:

     - Base Salary: Annual base salary is designed to compensate CTS executives for their qualifications, responsibilities and performance. CTS' objective is to compensate executives within the mid-level of the range of base salaries paid for similar positions at similar companies.

     - Annual Incentives: CTS has maintained an annual management incentive bonus plan for a number of years which provides cash compensation incentives based on the financial performance of CTS. Specifically, awards have historically been made based on the achievement of pre-established return on assets (ROA) targets. In 1999, the shareholders approved the CTS Corporation Management Incentive Bonus Plan. For 2000, CTS achieved 178% of the ROA target established by the Compensation Committee under that Plan. As a result, the Named Executive Officers received formula bonuses equal to between 40% and 89% of their base salaries.

     - Long-Term, Stock-Based Compensation: CTS uses two forms of long-term, stock-based incentives, restricted stock grants and stock options, under shareholder approved plans. The Committee believes that stock ownership and stock-based compensation are valuable tools for motivating employees to improve the long-term performance of CTS. We also believe that they are the best way to tie a significant amount of an executive's potential income to enhanced shareholder value. CTS' stock compensation plans have change of control provisions under which, upon a change of control of CTS, benefits thereunder accelerate and vest immediately.

       Stock options are generally awarded on an annual basis by the Compensation Committee at fair market value and vest over a four year period. During 2000, options for a total of 39,000 shares were granted to the Named Executive Officers, as described in the chart entitled Option Grants in Last Fiscal Year on page 16 of this proxy statement. The number of shares previously awarded to the Named Executive Officers, their market value, vesting schedules and related bonuses, are set forth in the Summary Compensation Table below. Restricted stock grants are used selectively to provide incentives to key employees who contribute or are expected to contribute materially to the success of CTS. In 2000, a restricted stock grant was made to one of the Named Executive Officers, as described in the Summary Compensation Table below.

     DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION: Federal income tax law caps at $1,000,000 the deductible compensation per year for each of the Named Executive Officers in the proxy statement, subject to certain exceptions. In developing and implementing executive compensation policies and programs, the Compensation Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors. Consistent with this policy, the Committee has taken what it believes to be appropriate steps to maximize the deductibility of executive compensation. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may approve payment of non-deductible compensation from time to time if circumstances warrant. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

                     CTS CORPORATION COMPENSATION COMMITTEE

             WALTER S. CATLOW, LAWRENCE J. CIANCIA, THOMAS G. CODY
                          AND GERALD H. FRIELING, JR.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------
                                           ANNUAL                 LONG-TERM
                                        COMPENSATION             COMPENSATION
                                     ----------------------------------------------
                                                           RESTRICTED    SECURITIES
                                                              STOCK      UNDERLYING      ALL OTHER
                                      SALARY     BONUS     AWARD(S)(1)    OPTIONS     COMPENSATION(2)
NAME AND PRINCIPAL POSITION   YEAR     ($)        ($)          ($)           #              ($)
---------------------------------------------------------------------------------------------------------
 Joseph P. Walker(3)(4)       2000   $525,385   $467,600    $      0            0         $9,296
 Chairman of the Board,       1999   $500,000   $500,000    $      0            0         $8,696
 President and Chief          1998   $519,231   $431,000    $      0            0         $7,228
 Executive Officer
---------------------------------------------------------------------------------------------------------
 Philip G. Semprevio(4)       2000   $263,077   $105,400    $      0        5,000         $6,342
 Executive Vice President     1999   $226,346   $152,800    $215,438            0         $7,305
                              1998   $ 26,923   $ 20,100    $      0       24,000         $  606
---------------------------------------------------------------------------------------------------------
 Jeannine M. Davis(4)         2000   $263,077   $210,700    $      0        5,000         $7,860
 Executive Vice President     1999   $219,879   $197,900    $323,156            0         $7,849
 Administration and           1998   $157,682   $104,700    $      0       10,000         $6,561
 Secretary
---------------------------------------------------------------------------------------------------------
 Donald R. Schroeder(4)       2000   $201,477   $161,400    $      0        4,000         $6,911
 Executive Vice President     1999   $165,462   $132,400    $323,156            0         $7,337
 and Chief Technology         1998   $148,701   $ 98,700    $      0        6,000         $5,622
 Officer
---------------------------------------------------------------------------------------------------------
 Patrick J. Dennis(4)(5)      2000   $207,692   $166,400    $298,750       25,000         $5,404
 Senior Vice President
 Finance and Chief
 Financial Officer
---------------------------------------------------------------------------------------------------------

(1) At December 31, 2000, the Named Executive Officers held the following restricted shares on which transfer restrictions had not lapsed:

-----------------------------------------------------------------------------------------
                                                       NUMBER OF      NET VALUE AT
                                                        SHARES      DECEMBER 31, 2000
-----------------------------------------------------------------------------------------
 Joseph P. Walker                                            0          $      0
-----------------------------------------------------------------------------------------
 Philip G. Semprevio                                    14,400          $524,700
-----------------------------------------------------------------------------------------
 Jeannine M. Davis                                      21,600          $787,050
-----------------------------------------------------------------------------------------
 Donald R. Schroeder                                    21,600          $787,050
-----------------------------------------------------------------------------------------
 Patrick J. Dennis                                       5,000          $182,188
-----------------------------------------------------------------------------------------

 The table below reflects cash payments made to the Named Executive Officers in connection with the lapse of transfer restrictions on restricted shares for the years 1998-2000.

--------------------------------------------------------------------------------------------------
                              JOSEPH P.    PHILIP G.    JEANNINE M.    DONALD R.    PATRICK J.
                               WALKER      SEMPREVIO       DAVIS       SCHROEDER      DENNIS
--------------------------------------------------------------------------------------------------
 2000                          $     0     $176,175      $279,213      $264,263        $ 0
--------------------------------------------------------------------------------------------------
 1999                          $92,500     $      0      $ 14,950      $ 11,200         --
--------------------------------------------------------------------------------------------------
 1998                          $92,500           --      $ 14,950      $ 11,200         --
--------------------------------------------------------------------------------------------------

(2) The table below shows the components of the All Other Compensation column for 2000:

------------------------------------------------------------------------------------------
                                               CTS MATCH      IMPUTED INCOME
                                              UNDER 401(K)       ON TERM
                                                  PLAN        LIFE INSURANCE    TOTAL
------------------------------------------------------------------------------------------
 Joseph P. Walker                                $5,100           $4,196        $9,296
------------------------------------------------------------------------------------------
 Philip G. Semprevio                             $5,100           $1,242        $6,342
------------------------------------------------------------------------------------------
 Jeannine M. Davis                               $5,100           $2,760        $7,860
------------------------------------------------------------------------------------------
 Donald R. Schroeder                             $5,100           $1,811        $6,911
------------------------------------------------------------------------------------------
 Patrick J. Dennis                               $5,100           $  304        $5,404
------------------------------------------------------------------------------------------

(3) Mr. Walker has an employment agreement with CTS which provides that for five years, beginning on May 9, 1997, Mr. Walker will be employed by CTS as Chairman of the Board and Chief Executive Officer, at an initial annual salary of $500,000. During the term of the agreement, if Mr. Walker's employment is terminated as a result of his death or disability, for good reason (as defined) or by CTS without cause (as defined), Mr. Walker will receive severance benefits equal to his then current annual salary for the remainder of the term, plus an annual bonus for each year remaining in the term equal to the largest cash and stock bonus that he received during the five fiscal years preceding the date of termination. In addition, if Mr. Walker's employment is terminated by Mr. Walker for good reason or by CTS without cause, Mr. Walker may instead receive a lump sum equal to 3 1/3 times the sum of his then current annual salary and the largest cash and stock bonus that he received during the five fiscal years preceding the date of the employment agreement. Any payments to Mr. Walker upon a change in control are increased to compensate Mr. Walker for any excise tax payable by him pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The payments and benefits to Mr. Walker under his employment agreement are reduced automatically by any corresponding payments or benefits under his severance agreement described below.

(4) The Named Executive Officers have each executed a severance agreement with CTS, which has a rolling three-year term which is automatically extended each January 1 unless notice is given otherwise. The severance agreements become operative only upon a change in control of CTS. Severance benefits are provided if, upon a change in control, CTS terminates a covered executive's employment without cause or the executive terminates his or her employment for good reason (each as defined). Severance compensation under the agreements includes three times base salary, three times the average annual incentive compensation awarded to the executive during the three fiscal years preceding the fiscal year in which the change in control occurred, the continued participation for thirty-six months following termination in welfare benefit plans and other similar benefit programs, a lump sum payment equal to the increase in actuarial value of the benefits under CTS' qualified and supplemental retirement plans that the executive would have received had he or she remained employed, outplacement services, and, in lieu of perquisites provided immediately prior to the change in control, the payment of the lesser of $50,000 or 10% of the total base salary and incentive compensation. In addition, if any payments made to the executive are subject to excise tax under Section 280G of the Code, CTS will make an additional payment in an amount to put the executive in the same after-tax position as if no excise tax had been imposed.

(5) Mr. Dennis was elected an officer of CTS on March 27, 2000; his employment with CTS terminated on January 29, 2001.

                                 STOCK OPTIONS

     The following table reflects information about stock options awarded to the Named Executive Officers in 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                            ANNUAL RATES
                                                                           OF STOCK PRICE
                                                                          APPRECIATION FOR
                                  % OF TOTAL                               OPTION TERM (1)
                     SECURITIES    OPTIONS
                     UNDERLYING   GRANTED TO   EXERCISE
                      OPTIONS     EMPLOYEES      PRICE     EXPIRATION
       NAME           GRANTED      IN 2000     ($)/SHARE      DATE       5%($)       10%($)
Joseph P. Walker            0          0%        N/A          N/A         N/A         N/A
Philip G. Semprevio     5,000        2.7%       $50.00     6-22-2010    $157,224   $  398,435
Jeannine M. Davis       5,000        2.7%       $50.00     6-22-2010    $157,224   $  398,435
Donald R. Schroeder     4,000        2.1%       $50.00     6-22-2010    $125,779   $  318,748
                       20,000                   $59.75     3-26-2010    $751,529   $1,904,522
Patrick J. Dennis                   13.3%
                        5,000                   $50.00     6-22-2010    $157,224    $ 398,435

(1) Potential realizable value is determined by assuming an initial value equal to the option price per share, the market closing price for CTS common stock on the date of grant, and applying the stated annual appreciation rate compounded annually for the remaining term of the option, subtracting the exercise price and multiplying the remainder by the number of shares subject to options granted. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

------------------------------------------------------------------------------------------------------------
                                                                                          VALUE OF
                       NUMBER OF                           NUMBER OF                    UNEXERCISED
                        SHARES                       SECURITIES UNDERLYING              IN-THE-MONEY
                       ACQUIRED        VALUE          UNEXERCISED OPTIONS                OPTIONS AT
                      ON EXERCISE    REALIZED       AT FISCAL YEAR END (#)          FISCAL YEAR END ($)
        NAME              (#)           ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
  Joseph P. Walker      224,117     $14,370,059      990,883            0       $25,783,568     $        0
------------------------------------------------------------------------------------------------------------
  Philip G.
    Semprevio             7,000     $   136,063        5,000       17,000       $   107,188     $  257,250
------------------------------------------------------------------------------------------------------------
  Jeannine M. Davis      69,036     $ 4,389,095      242,564        9,800       $ 6,311,709     $  107,700
------------------------------------------------------------------------------------------------------------
  Donald R.
    Schroeder            33,000     $ 1,441,410        3,200        6,800       $    71,800     $   62,825
------------------------------------------------------------------------------------------------------------
  Patrick J. Dennis           0     $         0            0       25,000       $         0     $        0
------------------------------------------------------------------------------------------------------------

                                  PENSION PLAN

     The table below shows the estimated annual retirement benefits payable to a covered participant in the CTS Corporation Salaried Employees' Pension Plan. The benefit formula is calculated as 1.25% of highest average monthly pay during any three calendar years of a participant's last ten calendar years of service, multiplied by a participant's credited service.

                               YEARS OF PARTICIPATION
COMPENSATION       15         20         25         30         35
 $  300,000     $ 56,250   $ 75,000   $ 93,750   $112,500   $131,250
--------------------------------------------------------------------------
 $  400,000     $ 75,000   $100,000   $125,000   $150,000   $175,000
--------------------------------------------------------------------------
 $  600,000     $112,500   $150,000   $187,500   $225,000   $262,500
--------------------------------------------------------------------------
 $  800,000     $150,000   $200,000   $250,000   $300,000   $350,000
--------------------------------------------------------------------------
 $1,000,000     $187,500   $250,000   $312,500   $375,000   $437,500
--------------------------------------------------------------------------
 $1,200,000     $225,000   $300,000   $375,000   $450,000   $525,000
--------------------------------------------------------------------------
 $1,400,000     $262,500   $350,000   $437,500   $525,000   $612,500
--------------------------------------------------------------------------

     The years of service credited to the Named Executive Officers as of December 31, 2000 are: Joseph P. Walker -- 12.78 years; Philip G.
Semprevio -- 6.56 years; Jeannine M. Davis -- 20.78 years; Donald R. Schroeder -- 28.44 years; and Patrick J. Dennis -- .78 years.

     Section 415 of the Internal Revenue Code generally places a limit of $135,000 on the amount of annual pension benefits that may be paid at age 65 from a plan like CTS'. The Code also places a $10,500 limit, subject to adjustment by the Internal Revenue Service, on annual contributions by an employee to the CTS Corporation Retirement Savings Plan, and in addition, imposes a combined limitation when an employee is covered by both types of plans. Under a supplemental benefit in this plan and an unfunded plan adopted in 1996, however, CTS will make payments as permitted by the Code to certain participants in CTS' pension plan in an amount equal to the difference, if any, between the benefits that would have been payable under this plan without regard to the limitations imposed by the Code and the actual benefits payable under the plan as described in the above chart.

                     2000 ANNUAL REPORT ON S.E.C. FORM 10-K

     Upon the written request of a CTS shareholder owning shares of common stock on the Record Date, to Jeannine M. Davis, Secretary of CTS Corporation, 905 West Boulevard North, Elkhart, Indiana 46514, CTS will provide to such shareholder, without charge, a copy of its 2000 Annual Report on S.E.C. Form 10-K, including the financial statements and financial statement schedules.

                                         By Order of the Board of Directors,

                                         /s/ JEANNINE M. DAVIS
                                         Jeannine M. Davis
                                         Secretary

Elkhart, Indiana
March 9, 2001

                                                                      APPENDIX A

     The following resolution will be presented at the Annual Meeting of
Shareholders:

          RESOLVED, that the CTS Corporation 2001 Stock Option Plan (the "Plan"), adopted by the Board of Directors on December 15, 2000, be adopted and approved by the shareholders of CTS Corporation and that a copy of the Plan be attached to the minutes of this Annual Meeting of Shareholders.

                     CTS CORPORATION 2001 STOCK OPTION PLAN

     1. Purposes. The purposes of the CTS Corporation 2001 Stock Option Plan (the "Plan") are: (a) to attract and retain exceptional individuals as employees, directors and consultants of CTS Corporation ("CTS") and its subsidiaries; and (b) to further the growth and profitability of CTS by aligning the interests of such individuals with those of CTS' shareholders.

     2. Administration. The Plan will be administered by a committee of the CTS Board of Directors, consisting of two or more directors appointed by the Board of Directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") or any successor to Rule 16b-3, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Subject to the provisions of the Plan, the Committee shall have the authority to: (a) construe and interpret the terms of the Plan and options granted thereunder; (b) prescribe, amend and rescind rules and regulations for Plan administration; (c) select participants to receive options under the Plan, determine the option grant dates, the number of shares subject to each option, the option prices, periods and other terms and conditions of options. All decisions, actions and interpretations of the Committee shall be final, binding and conclusive on all parties.

     3. Participants. Participants may consist of all employees of CTS and its subsidiaries, and all directors and consultants to CTS or any of its subsidiaries. Any corporation or other entity in which a 50% or greater interest is at the time directly or indirectly owned by CTS shall be considered a subsidiary for purposes of the Plan. No employee of CTS or a subsidiary of CTS, nor any director or consultant to CTS or any of its subsidiaries, shall have the right to receive an option under the Plan unless selected by the Committee. Incentive Stock Options, within the meaning of Section 422 of the Code, may only be granted to employees of CTS and its subsidiaries. Nonstatutory Stock Options may be granted to any participant under the Plan.

     4. Shares Available under the Plan. Two million (2,000,000) shares of CTS Common Stock, which may be either authorized and unissued shares or shares held as treasury stock, are reserved for issuance upon exercise of options granted under the Plan. Shares covered by options which have terminated or expired prior to exercise and shares which have been tendered as payment upon exercise of other options pursuant to Subsection 5(a) hereof, shall be available for further option grants hereunder.

     5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

          (a) Option Price. The option price shall not be less that the fair market value of CTS Common Stock on the date the option is granted. Fair market value as of any date shall mean the closing price on that date of CTS Common Stock on the New York Stock Exchange, or, if not reported on such date, on the next preceding day on which a closing price was reported. Payment of the option price must be made at the time that any installment of an option is exercised, and the person exercising such option shall supply the Committee such pertinent information as the

     Committee may deem necessary. Payment may be made in cash or in previously owned (held for at least six months) shares of CTS Common Stock, by tender of such shares or by attestation.

          (b) Option Term. The option term shall not exceed ten years.

          (c) Exercise. The Committee shall determine the time or times at which an option may be exercised in whole or in part.

          (d) Limitations. The aggregate fair market value of the shares of CTS Common Stock for which any participant may be granted Incentive Stock Options, which become first exercisable in any calendar year, may not exceed $100,000. The maximum number of shares of Common Stock for which any participant may be granted options under the Plan in any calendar year is 250,000.

     6. Stock Option Agreement. Each stock option granted hereunder shall be evidenced by a written stock option agreement, executed by CTS and the option recipient, setting forth all of the terms and conditions applicable thereto.

     7. Amendment and Termination. The Committee may amend the Plan without shareholder approval at any time for the purpose of conforming to changes in pertinent law or government regulations or for any purpose permitted by law. In no event, however, may any such amendment (i) increase, except as provided in
Section 8 hereof, the number of shares of Common Stock reserved hereunder, (ii) reduce the option price below fair market value on the grant date; or (iii) allow repricing of options. The Committee may terminate the Plan at any time; provided, however, that no amendment or termination of the Plan may, without the consent of option holders, adversely affect their rights under any then outstanding options.

     8. Adjustment for Capital Change. The number, kind and price of shares subject to option, the number and kind of shares reserved for issuance, and to be issued, upon exercise of options hereunder, and the maximum number of shares which may be granted to any participant as provided in Subsection 5(d), shall be proportionately adjusted by the Committee to reflect the effects of stock splits, stock dividends and any other change in the capital structure of CTS.

     9. Nontransferability. Options are not assignable or transferable by the option holder other than by will or by the laws of descent and distribution.

     10. No Rights as Shareholders. Recipients of stock options under the Plan have no rights as shareholders with respect to shares subject to option unless and until such shares are issued.

     11. No Employment Rights. Nothing in the Plan or any agreement entered into pursuant to it shall confer upon any option recipient the right to continue as an employee, director or consultant of CTS.

     12. Governing Law. The Plan and any actions taken in connection therewith shall be governed by and construed in accordance with the laws of the state of Indiana (without regard to the conflict of law provisions of any jurisdiction).

     13. Shareholder Approval. The Plan was adopted by the Board of Directors on December 15, 2000, subject to shareholder approval. If approved by the shareholders, the effective date of the Plan will be December 15, 2000. The Plan and any benefits granted thereunder shall be null and void if shareholder approval is not obtained at the Annual Meeting of Shareholders in 2001.

                                                                      APPENDIX B

                                CTS CORPORATION
                            AUDIT COMMITTEE CHARTER

FUNCTION OF THE COMMITTEE

     The Audit Committee is a standing committee that assists the Board in fulfilling the Board's oversight responsibilities relating to accounting for the Company's financial position and results of operations and such other matters as may from time to time be specifically delegated to the Committee by the Board with the Committee's concurrence.

     Consistent with the duties and function of the Board generally, the Committee has oversight, not managerial, duties and authorities in discharging its responsibilities. The Committee has only the responsibilities specified below. Accordingly, it is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles. Rather, those matters are the responsibility of management and the outside auditor. Likewise, it is not the responsibility of the Committee to conduct investigations, to assure compliance by the Company with the federal securities laws or other legal requirements or to assure compliance with laws or the Company's corporate compliance program or code of ethics.

     The Committee will, of necessity, rely upon management, the Company's internal audit personnel, and the outside auditors in carrying out the responsibilities specified in this Charter. In light of the foregoing, there can be no assurance that the Company's financial statements will necessarily be in accordance with GAAP and not contain any material inaccuracies whether or not the Committee discharges the responsibilities specified in this Charter.

COMPOSITION OF THE COMMITTEE

     REQUIREMENTS. The Committee will consist of at least three Board members. Each member of the Committee must be independent of management and free from any relationship with the Company that in the judgment of the full Board would interfere with the exercise of independent judgment as a Committee member. In determining independence, the Board will observe the requirements of Rules
303.01 and 303.02 of the NYSE Listed Company Manual.

     Each member of the Committee must be financially literate or must become financially literate within a reasonable period of time after appointment to the Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

     At least one member of the Committee must have accounting or related financial management expertise, as determined by the Board in its business judgment.

     It is the responsibility of management to identify to each member or prospective member of the Committee those relationships that may affect such member's qualifications to serve on the Committee. It is expected that this will be done pursuant to a written questionnaire to be distributed not less frequently than annually, as well as at the time that a prospective member is first considered for membership on the Committee. It is the responsibility of the full Board, based upon the questionnaire responses and other information deemed relevant by management, to determine the qualifications of any prospective Committee member; a prospective Committee member will have no responsibility in this regard other than responding (to his or her actual knowledge) to questions specifically directed to him or her.

     APPOINTMENT. The Board will appoint the members of the Committee. The Board will, or will delegate to the members of the Committee the responsibility to, appoint a Chairman of the Committee.

The Chairman of the Committee will, in consultation with the other members of the Committee, the Company's outside auditors and the appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing agenda therefor and supervising the conduct thereof.

OUTSIDE AUDITOR

     The outside auditor for the Company is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. Alternatively, the Committee and the Board may nominate the outside auditor to be proposed for shareholder approval in any proxy statement.

RESPONSIBILITIES OF THE COMMITTEE

     The Committee will:

     (1) Recommend Outside Auditors: Recommend to the Board annually, and at other appropriate times, the firm to be retained as the Company's outside auditors.

     (2) Review Independence of Outside Auditors: In connection with recommending the firm to be retained as the Company's outside auditors, review information provided by management and the outside auditor relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors.

          The Committee is responsible for (1) ensuring that the outside auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, a copy of which is attached hereto, (2) actively engaging in dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditors and (3) recommending that the Board take appropriate action in response to the outside auditors' report to satisfy the Board and itself of the outside auditors' independence.

     (3) Review Audit Plan: Review with the outside auditor firm its plans for, and the scope of, the annual audit and other examinations.

     (4) Conduct of Audit: Discuss with the outside auditor firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     (5) Review Audit Results: Review with the outside auditor firm the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, the reports of the outside auditor reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the reports presented to the Committee of the results of such other examinations outside of the course of the outside auditors' normal audit procedures that the outside auditors may from time to time undertake.

     (6) Review Financial Statements: Review with appropriate officers of the Company and the outside auditors the annual and quarterly financial statements of the Company prior to public release thereof.

     (7) Review Internal Audit Plans: Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities.

     (8) Review Internal Audit Reports: Review with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

     (9) Review Systems of Internal Accounting Controls: Review with the outside auditors, the senior internal auditing executive, the General Counsel and, if and to the extent deemed appropriate by the Chairman of the Committee, members of their respective staffs the adequacy of the Company's internal accounting controls and the Company's financial, auditing and accounting organizations and personnel.

     (10) Review Recommendations of Outside Auditors: Review with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the outside auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

     (11) Review Other Matters: Review such other matters in relation to the accounting and auditing practices and procedures of the Company as the Committee may, in its own discretion, deem desirable based on information provided to the Committee by the outside auditor or management.

     (12) Board Reports: Report its activities to the Board in such manner and at such times as it deems appropriate.

MEETINGS OF THE COMMITTEE

     The Committee shall meet at least four times annually, or more frequently as it may determine necessary, to carry out its responsibilities as set forth herein. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee may meet with management, the outside auditors and others in separate private sessions to discuss any matter that the Committee, management, the outside auditors or such other persons believe should be discussed privately.

ADVISORS

     The Committee may retain, at such times and on such terms as the Committee determines in its sole discretion and at the Company's expense, special legal, accounting or other consultants to advise and assist it in carrying out its responsibilities as set forth herein.

ANNUAL REPORT

     The Committee will prepare, with the assistance of management, the outside auditors and outside legal counsel, a report for inclusion in the Company's proxy or information statement relating to the annual meeting of security holders at which directors are to be elected that complies with the requirements of the federal securities laws.

ANNUAL REVIEW OF CHARTER

     The Committee will review and reassess, with the assistance of management, the outside auditors and outside legal counsel, the adequacy of the Committee's charter on an annual basis or such other basis as may be recommended to the Committee by the full Board.
     ADOPTED BY THE CTS BOARD OF DIRECTORS THIS 28(TH) DAY OF APRIL, 2000.

                                 CTS CORPORATION

                905 WEST BOULEVARD NORTH, ELKHART, INDIANA 46514

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, having received the Notice of Annual Meeting of Shareholders and the Proxy Statement hereby appoints Joseph P. Walker and Jeannine M. Davis as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of CTS Corporation held of record by the undersigned on March 1, 2001, at the Annual Meeting of Shareholders originally convened on April 18, 2001 and at any adjournment thereof.

1. ELECTION OF DIRECTORS
                              FOR ALL Nominees     WITHHOLD AUTHORITY to       FOR SOME of the nominees
   (01) W. S. Catlow           listed below       vote for all nominees    listed below (See INSTRUCTION)
   (02) L. J. Ciancia               [ ]                   [ ]                           [ ]
   (03) T. G. Cody
   (04) J. M. Davis
   (05) G. H. Frieling, Jr.
   (06) R. R. Hemminghaus
   (07) M. A. Henning
   (08) R. A. Profusek
   (09) J. P. Walker
   (10) R. J. Weisenburger

   INSTRUCTION: TO withhold authority to vote on any individual nominee, write that nominee's name in the space provided below. This proxy will be voted for all nominees listed above except:

   -------------------------------------------------------------------------

   If not otherwise marked, this Proxy will be voted for the election of all nominees.

2. Approve the CTS Corporation 2001 Stock Option Plan; and

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Signature
         --------------------------------
Signature
         --------------------------------
If Held Jointly

Dated                              , 2001
     -----------------------------